Exhibit 10.19

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as amended from time to time, this “Agreement”) is dated as of September 15, 2019, and is among Vivint Smart Home, Inc., a Delaware corporation (“Legacy Vivint”), Mosaic Acquisition Corp., a Delaware corporation (“Mosaic”), 313 Acquisition (as defined below) and each of the other persons identified on Exhibit A hereto and the other persons who enter into a joinder to this Agreement substantially in the form of Exhibit B hereto with the Company in order to become a “Stockholder” for purposes of this Agreement (313 Acquisition, together with the other signatories hereto and to such joinders, other than the Company, collectively the “Stockholders”, and individually a “Stockholder”). References to Stockholders in this Agreement also include all of their affiliates (other than portfolio companies) and transferees to whom a Stockholder (or its direct or indirect transferee) transfers shares and related rights under this Agreement in accordance with Section 6.1 of this Agreement.

ARTICLE I

DEFINITIONS

In this Agreement:

“313 Acquisition” means (a) BCP Voyager Holdings LP and (b) (i) 313 Acquisition LLC and (ii) following the dissolution of 313 Acquisition LLC, collectively, Blackstone Capital Partners VI L.P., Blackstone Family Investment Partnership VI – ESC L.P., Blackstone Family Investment Partnership VI L.P., Blackstone VNT Co-Invest L.P. and their affiliates and related investment vehicles.

“313 Acquisition LLC” means 313 Acquisition LLC, a Delaware limited liability company.

“Company” means Mosaic following the consummation of the Merger, which shall be renamed “Vivint Smart Home, Inc.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Merger” means the merger of Maiden Merger Sub, Inc., a Delaware corporation and a subsidiary of Mosaic (“Merger Sub”), with and into Legacy Vivint.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of September 15, 2019, by and among Mosaic, Merger Sub and Legacy Vivint, as it may be amended, supplemented, restated or otherwise modified from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“shares” means shares of common stock of the Company or any securities of the Company into which the shares are converted or reclassified or for which the shares are exchanged.

“WKSI” means a well-known seasoned issuer, as defined in the SEC’s Rule 405.

ARTICLE II

DEMAND AND PIGGYBACK RIGHTS

2.1    Right to Demand a Non-Shelf Registered Offering. Upon the demand of 313 Acquisition made at any time and from time to time, the Company will facilitate in the manner described in this Agreement an underwritten non-shelf registered offering of the shares requested by 313 Acquisition to be included in such offering. Any demanded non-shelf registered offering may, at the Company’s option, include shares to be sold by the Company for its own account and will also include shares to be sold by Stockholders that exercise their related piggyback rights on a timely basis in accordance with Section 2.2 hereof.

2.2    Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered underwritten offering of shares covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights or at the initiative of the Company), the Stockholders may, except as provided in Section 2.6, exercise piggyback rights to have included in such offering shares held by them. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.

2.3    Right to Demand and be Included in a Shelf Registration. Upon the demand of 313 Acquisition made at any time and from time to time when the Company is eligible to utilize Form S-3 or a successor form to sell shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415, the Company will facilitate in the manner described in this Agreement a shelf registration of shares held by 313 Acquisition. Any shelf registration statement filed by the Company covering shares (whether pursuant to a demand by 313 Acquisition or at the initiative of the Company) will cover shares held by each of the Stockholders (regardless of whether they demanded the filing of such shelf or not) up to the highest common percentage of their respective holdings at such time as may be specified by 313 Acquisition in consultation with the other Stockholders (provided that the highest common percentage of shares of each Stockholder (including 313 Acquisition) covered by such shelf registration statement shall be equal to that of all other Stockholders (including 313 Acquisition)). If at the time of such request the Company is a WKSI, such shelf registration statement would, at the request of 313 Acquisition, cover an unspecified number of shares to be sold by the Company and the Stockholders.

2.4    Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of 313 Acquisition made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of shares off of an effective shelf registration statement. In connection with any underwritten shelf takedown (whether pursuant to the exercise of such demand rights or at the initiative of the Company), the Stockholders shall be entitled to, and may exercise, piggyback rights to have included in such takedown shares held by them that are registered on such shelf. Notwithstanding the foregoing, 313 Acquisition may not demand a shelf takedown for an offering that will result in the imposition of a lockup on the Company and the Stockholders unless the shares requested to be sold by 313 Acquisition in such takedown have an aggregate market value (based on the most recent closing price of the shares at the time of the demand) of at least $50 million.

2.5    Right to Reload a Shelf. Upon the written request of 313 Acquisition, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf in order to register up to the number of shares previously taken down off of such shelf by each of the Stockholders and not yet “reloaded” onto such shelf, plus a common percentage, as specified by 313 Acquisition, of any additional shares still held by the Stockholders after such “reload” (provided that the common percentage of shares of each Stockholder (including 313 Acquisition) shall be equal to that of all other Stockholders (including 313 Acquisition)). The Stockholders and the Company will consult and coordinate with each other in order to accomplish such replenishments from time to time in a sensible manner.

2.6    Limitations on Piggyback Rights

(a)    Notwithstanding anything in this Agreement to the contrary, the Stockholders will not have piggyback or other registration rights with respect to registered primary offerings by the Company (i) covered by a Form S-8 registration statement or a successor form applicable to employee benefit-related offers and sales, (ii) where the shares are not being sold for cash or (iii) where the offering is a rights offering or a bona fide offering of securities other than shares, even if such securities are convertible into or exchangeable or exercisable for shares.

(b)    The Company may postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement, or defer initiating the process for a demanded shelf takedown, for a reasonable “blackout period” not in excess of 90 days (and not to exceed an aggregate of 120 days in any 12-month period) if the board of directors of the Company determines that such registration or offering or takedown could materially interfere with a bona fide business or financing transaction of the Company or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company. In such event, the Company shall promptly give written notice to the Stockholders that have requested registration pursuant to Section 2 of its determination to postpone, suspend or defer, as applicable, and, after receipt of such notice, such Stockholders agree to suspend use of the applicable registration statement until the end of such blackout period. The blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business or financing transaction, a date not later than 90 days from the date such deferral commenced, and (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information is otherwise disclosed.

ARTICLE III

NOTICES, CUTBACKS AND OTHER MATTERS

3.1    Prior Consultation and Notifications Regarding Registration Statements. In order for 313 Acquisition to exercise its right to demand that a registration statement be filed, it must so notify the Company in writing indicating the number of shares sought to be registered and the proposed plan of distribution. The Company will keep the Stockholders contemporaneously apprised of all pertinent aspects of any registration, whether pursuant to a demand by 313 Acquisition or otherwise, with respect to which piggyback rights are available to the Stockholders in accordance with Section 2. Without limiting the Company’s obligation as described in the preceding sentence, the Stockholders shall be notified by the Company of an anticipated registration statement filing (whether pursuant to a demand made by a Stockholder or made at the Company’s own initiative) no later than 5:00 pm, New York City time, on the second trading day prior to the date on which the registration statement is expected to be filed. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.

3.2    Notifications Regarding Registration Piggyback Rights. Any Stockholder wishing to exercise its piggyback rights with respect to a non-shelf registration statement must notify the Company and 313 Acquisition of the number of shares it seeks to have included in such registration statement. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the first trading day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. No such notice is required in connection with a shelf registration statement, as shares held by all Stockholders will be included up to the applicable percentage.

3.3    Notifications Regarding Demanded Underwritten Takedowns

(a)    The Company will keep the Stockholders contemporaneously apprised of all pertinent aspects of any underwritten shelf takedown in order that they may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Stockholders be notified by the Company of an anticipated underwritten takedown (whether pursuant to a demand made by a Stockholder or made at the Company’s own initiative) no later than 5:00 pm, New York City time, on (i) if applicable, the second trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all cases, the second trading day prior to the date on which the pricing of the relevant takedown occurs.

(b)    Any Stockholder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company and the other Stockholders of the number of shares it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on (i) if applicable, the first trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the first trading day prior to the date on which the pricing of the relevant takedown occurs.

(c)    Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

3.4    Plan of Distribution, Underwriters and Counsel. If a majority of the shares proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown is being sold by the Company for its own account, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering. Otherwise, 313 Acquisition will be entitled to determine the plan of distribution and select the managing underwriters, and 313 Acquisition will also be entitled to select a common counsel for the selling Stockholders (which may be the same as counsel for the Company). In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect to resales by transferee Stockholders.

3.5    Cutbacks. If the managing underwriters advise the Company and the selling Stockholders that, in their opinion, the number of shares requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the shares being offered, such offering will include only the number of shares that the underwriters advise can be sold in such offering. If the Company is selling shares for its own account in such offering, the Company, if so agreed by a majority in interest of the Stockholders, in the case of a demanded offering, will have first priority. To the extent of any remaining capacity, and in all other cases where the Company is not selling shares in the relevant offering, the selling Stockholders will be subject to cutback pro rata based on the number of shares initially requested by them to be included in such offering, without distinguishing between Stockholders based on who made the demand for such offering, provided, that, in no event shall any Stockholder be subject to cutback below such Stockholder’s pro rata percentage. Except as contemplated by Section 6.1(b), shares held by other selling holders who are not Stockholders will be included in an underwritten offering only with the written consent of Stockholders holding a majority of the shares being sold in such offering and shall only participate to the extent of any remaining capacity after the Company and the Stockholders have included all of the shares they wish to include in such offering.

3.6    Withdrawals. Even if shares held by a Stockholder have been part of a registered underwritten offering, such Stockholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the shares being offered for its account.

3.7    Lockups. In connection with any underwritten offering of shares, the Company and each Stockholder will agree (in the case of Stockholders, with respect to shares respectively held by them) to be bound by the underwriting agreement’s lockup restrictions (which must apply in like manner to all of them) that are agreed to (a) by the Company, if a majority of the shares being sold in such offering are being sold for its account (provided that such lockup restrictions will not continue for a period in excess of 90 days (with customary extensions) unless otherwise agreed by 313 Acquisition), and (b) by Stockholders holding a majority of shares being sold by all Stockholders, if a majority of the shares being sold in such offering are being sold by Stockholders. For the avoidance of doubt, the Stockholders shall only be subject to such a lockup agreement if 313 Acquisition is also subject to such a lockup agreement (to the extent 313 Acquisition holds shares of the Company) and any release of 313 Acquisition from its lockup obligations thereunder shall also release the other Stockholders from their lockup obligations thereunder. Pending execution and delivery of the relevant underwriting agreement, upon being notified of a proposed or requested underwritten offering with respect to which the piggyback rights described in this Agreement will apply, the Stockholders will immediately be bound by the lockup provisions applicable in connection with the Merger or set forth in the underwriting agreement for the Company’s last underwritten public offering, as the case may be, as though they were then applicable for so long as the proposed or requested offering is being pursued.

3.8    Expenses. All expenses incurred in connection with any registration statement or registered offering covering shares held by Stockholders, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel (including the fees and disbursements of a single outside counsel firm for Stockholders), providers of capital markets advisory services (which may include affiliates of the Stockholders) and of the independent certified public accountants, and the expense of qualifying such shares under state blue sky laws and any registration or filing required under the rules of the Financial Industry Regulatory Authority (“FINRA”), will be borne by the Company. Notwithstanding the foregoing, if the counsel for the Stockholders is unable to, or refuses, to provide a customary selling stockholder legal opinion on behalf of a Stockholder, such Stockholder shall be entitled to select separate outside counsel for purposes of rendering such opinion, and the reasonable fees and disbursements of such counsel shall be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to shares sold for the account of a Stockholder will be borne by such Stockholder.

ARTICLE IV

FACILITATING REGISTRATIONS AND OFFERINGS

4.1    General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of shares on behalf of Stockholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of shares for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Article IV.

4.2    Registration Statements. In connection with each registration statement that is demanded by Stockholders or as to which piggyback rights otherwise apply, the Company will:

(a)    (i) prepare and file with the SEC a registration statement covering the applicable shares, (ii) file amendments thereto as warranted, (iii) seek the effectiveness thereof within a reasonable time, and (iv) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Stockholders and as reasonably necessary in order to permit the offer and sale of such shares in accordance with the applicable plan of distribution;

(b)    (1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Stockholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Stockholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Stockholders or any underwriter available for preparation and discussion of such documents;

(2)    within a reasonable time prior to the filing of any document which is to be incorporated or deemed incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Stockholders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Stockholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(c)    use all reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered shares (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d)    notify each Stockholder promptly, and, if requested by such Stockholder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(e)    furnish counsel for each underwriter, if any, and for the Stockholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(f)    otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(g)    use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

4.3    Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by Stockholders or as to which piggyback rights otherwise apply, the Company will:

(a)    cooperate with the selling Stockholders and the sole underwriter or managing underwriter of an underwritten offering of shares, if any, to facilitate the timely preparation and delivery of certificates representing the shares to be sold and not bearing any restrictive legends; and enable such shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Stockholders or the sole underwriter or managing underwriter of an underwritten offering of shares, if any, may reasonably request at least five days prior to any sale of such shares;

(b)    furnish to each Stockholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the shares; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Stockholder and underwriter in connection with the offering and sale of the shares covered by the prospectus or the preliminary prospectus;

(c)    (i) use all reasonable efforts to register or qualify the shares being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Stockholder holding shares covered by a registration statement, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Stockholder to consummate the disposition in each such jurisdiction of such shares owned by such Stockholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of shares in connection therewith) in any such jurisdiction;

(d)    cause all shares being sold to be qualified for inclusion in or listed on The New York Stock Exchange or any securities exchange or the NASDAQ National Market on which shares issued by the Company are then so qualified or listed if so requested by the Stockholders, or if so requested by the underwriter or underwriters of an underwritten offering of shares, if any;

(e)    cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(f)    use all reasonable efforts to facilitate the distribution and sale of any shares to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Stockholders or the lead managing underwriter of an underwritten offering; and

(g)    enter into customary agreements (including, in the case of an underwritten offering, underwriting and/or advisory agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such shares and in connection therewith:

1.    make such representations and warranties to the selling Stockholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

2.    obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Stockholder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Stockholders and underwriters;

3.    obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Stockholders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings; and

4.    to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Stockholders providing for, among other things, the appointment of a representative as agent for the selling Stockholders for the purpose of soliciting purchases of shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants. The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

4.4    Due Diligence. In connection with each registration and offering of shares to be sold by Stockholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Stockholders and underwriters and any counsel or accountant retained by such Stockholders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers, employees, advisors and accountants of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.

4.5    Information from Stockholders. Each Stockholder that holds shares covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement, including the ownership of shares by such Stockholder and the proposed distribution by such Stockholder of such shares as the Company may from time to time reasonably request in writing.

ARTICLE V

INDEMNIFICATION

5.1    Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of shares held by Stockholders, the Company will indemnify and hold harmless Stockholders (including such Stockholders’ officers, directors, managers, members, partners, stockholders and affiliates) and each underwriter of such securities and each other person, if any, who controls any Stockholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, expenses, judgments or liabilities (including legal fees and costs of court), joint or several, to which Stockholders or such underwriter or controlling person may become subject under the Securities Act, common law or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse such persons, as and when incurred, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws or rules of any state or country in which such shares are offered and relating to action taken or action or inaction required of the Company in connection with such offering, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or in any document incorporated by reference therein or related document or report, or any issuer free writing prospectus (including any “road show,” whether or not required to be filed with the SEC), or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse Stockholders and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Stockholder or its underwriters or controlling persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Stockholder or such underwriter specifically for use in the preparation thereof.

5.2    Indemnification by Stockholders. Each Stockholder (as to itself, severally and not jointly) will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, and any person who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, or any amendment or supplement to it, or any issuer free writing prospectus or other document, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Stockholder specifically regarding such Stockholder for use in the preparation of such registration statement or amendment or supplement; provided that the liability of each Stockholder pursuant to this Section 5.2 shall not exceed the amount by which the net proceeds received by such Stockholder exceeds the amount of any damages which such Stockholder has otherwise been required to pay by reason of an untrue statement or omission.

5.3    Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding Sections of this Article V, the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article V, except to the extent that the indemnifying party is actually and materially prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation, (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party, (iii) includes a statement about or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party or (iv) commits any indemnified party to take, or hold back from taking, any action.

5.4    Contribution. If the indemnification required by this Article V from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative benefits received by a party shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by it bear to the total amounts (including, in the case of any underwriter, any underwriting commissions and discounts) received by each other party. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.4.

Notwithstanding the provisions of this Section 5.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the net proceeds received from the sale of the securities by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

ARTICLE VI

OTHER AGREEMENTS

6.1    Transfer of Rights.

(a)    Any Stockholder may transfer all or any portion of its rights under this Agreement to any transferee of shares held by such Stockholder, which transfer is otherwise permissible under the agreements by which such Stockholder is bound. Any such transfer of registration rights will be effective upon receipt by the Company of (i) written notice from such Stockholder stating the name and address of any transferee Stockholder and identifying the number of shares with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (ii) a written agreement from such transferee Stockholder to be bound by the terms of this Agreement. However, if such transferees are receiving shares through an in-kind distribution with an ability to resell shares off of a shelf registration statement, no such written agreement is required, and such in-kind transferees will, as transferee Stockholders, be entitled as third party beneficiaries to the rights under this Agreement so transferred. In that regard, in kind transferees will not be given demand or piggyback rights; rather, their means of registered resale will be limited to sales off a shelf with respect to which no special actions are required by the Company or the other Stockholders. The Company and the transferring Stockholder will notify the other Stockholders as to who the transferees are and the nature of the rights so transferred.

(b)    In the event the Company engages in a merger or consolidation in which the shares are converted into securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Stockholders by the issuer of such securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless Stockholders then holding a majority of the shares otherwise agree in writing, use its best efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement.

(c)    In addition, in the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Stockholder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a registration rights agreement with each such Stockholder that provides each such Stockholder with registration rights vis-à-vis such NewCo that are substantially identical to those set forth in this Agreement.

6.2    Limited Liability. Notwithstanding any other provision of this Agreement, neither the members, stockholders, general partners, limited partners, advisory directors or managing directors, or any directors or officers of any members, stockholders, general or limited partners, advisory directors or managing directors, nor any future members, stockholders, general partners, limited partners, advisory directors, or managing directors, if any, of any Stockholder shall have any personal liability for performance of any obligation of such Stockholder under this Agreement in excess of the respective capital contributions of such members, stockholders, general partners, limited partners, advisory directors or managing directors to such Stockholder.

6.3    Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Stockholder, make publicly available such information) and it will take such further action as any Stockholder may reasonably request, including the removal of any restrictive legends on shares, so as to enable such Stockholder to sell shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

6.4    In-Kind Distributions. If any Stockholder seeks to effectuate an in-kind distribution of all or part of its shares to its direct or indirect equityholders, which distribution is otherwise permissible under the agreements by which such Stockholder is bound, the Company will, subject to applicable lockups, work with such Stockholder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Stockholder, subject to applicable legal and regulatory requirements.

ARTICLE VII

MISCELLANEOUS

7.1    Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, e-mail, fax or reputable courier guaranteeing delivery:

If to the Company, to:

Vivint Smart Home, Inc.

4931 North 300 West

Provo, Utah 84604

Facsimile: (801) 377-4116

Attention: Chief Legal Officer

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Facsimile: 212-455-2502

Attn: Igor Fert

E-mail: ifert@stblaw.com

or to such other person or address as the Company shall furnish to the Stockholders in writing;

If to 313 Acquisition, to:

313 Acquisition LLC

c/o The Blackstone Group Inc.

345 Park Avenue

New York, New York 10154

Attention: Bruce McEvoy

                 Peter Wallace

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Attn: Igor Fert

Fax: (212) 455-2502

E-mail: ifert@stblaw.com

or to such other person or address as 313 Acquisition shall furnish to the Company and the other Stockholders in writing;

If to any other Stockholder, to such address as such Stockholder shall furnish to the Company and the other Stockholders in writing.

All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed domestically in the United States (and seven Business Days if mailed internationally); when receipt acknowledged, if e-mailed or sent by fax; and on the business day for which delivery is guaranteed, if timely delivered to a reputable courier guaranteeing such delivery.

7.2    Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

7.3    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.4    Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

7.5    Consent to Jurisdiction and Service of Process. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York sitting in Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

7.6    Amendments. This Agreement may be amended only by an instrument in writing executed by the Company and the Stockholders holding a majority of the shares collectively held by them; provided, that any amendment that diminishes the rights of a Stockholder in any respect shall require the written consent of such Stockholder. Any such amendment will apply to all Stockholders equally, without distinguishing between them. This Agreement will terminate as to any Stockholder when it no longer holds any shares.

7.7    Effectiveness; Termination of Existing Registration Rights. This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto; provided that the provisions herein (other than this Article VII) shall not be effective until the consummation of the Merger. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon the consummation of the Merger, the registration rights granted under this Agreement shall supersede any registration, qualification or similar rights of the Stockholders with respect to any of the shares or any securities of Mosaic, Legacy Vivint or the Company, or their respective subsidiaries or parents, as applicable, granted under any other agreement (other than the securityholders agreement of 313 Acquisition LLC), including each of the agreements set forth in Exhibit C hereto, and any of such preexisting registration, qualification or similar rights and such agreements shall be terminated and of no further force and effect.

7.8    Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby.

7.9    Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

7.10    Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

VIVINT SMART HOME, INC.

By:	/s/ Alex J. Dunn
Name: Alex J. Dunn
Title: President

[Signature Page to Registration Rights Agreement]

MOSAIC ACQUISITION CORP.

By:	/s/ David M. Maura
Name: David M. Maura
Title: Chairman, President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

313 ACQUISITION LLC

By:	/s/ Alex J. Dunn
Name: Alex J. Dunn
Title: President

[Signature Page to Registration Rights Agreement]

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By: Drawbridge Special Opportunities GP, LLC its General Partner

By:	/s/ Marc Furstein
Name: Marc Furstein
Title: Chief Operating Officer

[Signature Page to Registration Rights Agreement]

FORTRESS MOSAIC ANCHOR LLC

By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

[Signature Page to Registration Rights Agreement]

FORTRESS MOSAIC INVESTOR LLC

By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

[Signature Page to Registration Rights Agreement]

FORTRESS MOSAIC SPONSOR LLC

By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

[Signature Page to Registration Rights Agreement]

BLACKSTONE CAPITAL PARTNERS VI L.P.

By: BLACKSTONE MANAGEMENT ASSOCIATES VI L.L.C., its general partner

By: BMA VI L.L.C., its sole member

By:	/s/ Peter Wallace
Name: Peter Wallace
Title: Senior Managing Director

[Signature Page to Registration Rights Agreement]

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP VI – ESC L.P.

By: BCP VI SIDE-BY SIDE GP L.L.C. its general partner

By:	/s/ Peter Wallace
Name: Peter Wallace
Title: Senior Managing Director

[Signature Page to Registration Rights Agreement]

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP VI L.P.

By: BCP VI SIDE-BY SIDE GP L.L.C. its general partner

By:	/s/ Peter Wallace
Name: Peter Wallace
Title: Senior Managing Director

[Signature Page to Registration Rights Agreement]

BLACKSTONE VNT CO-INVEST L.P.

By: BLACKSTONE MANAGEMENT ASSOCIATES VI L.L.C., its general partner

By: BMA VI L.L.C., its sole member

By:	/s/ Peter Wallace
Name: Peter Wallace
Title: Senior Managing Director

[Signature Page to Registration Rights Agreement]

BCP VOYAGER HOLDINGS LP

By: BLACKSTONE MANAGEMENT ASSOCIATES VI L.L.C., its general partner

By: BMA VI L.L.C., its sole member

By:	/s/ Peter Wallace
Name: Peter Wallace
Title: Senior Managing Director

[Signature Page to Registration Rights Agreement]

MOSAIC SPONSOR, LLC

By:	/s/ David M. Maura
Name: David M. Maura
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

SOLAMERE V INVESTMENTS, LLC

By: Solamere Capital Fund II, LP
Its: Managing Member

By: Solamere Capital Fund II GP, LP
Its: General Partner

By: Solamere Group, LLC
Its: General Partner

By:	/s/ Eric F. Scheuermann
Name: Eric F. Scheuermann
Title: Managing Member

[Signature Page to Registration Rights Agreement]

RIVENDELL INVESTMENTS 2016-5 LLC

By:	/s/ Joel Cazares
Name: Joel Cazares
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

SUMMIT PARTNERS GROWTH EQUITY FUND VIII-A, L.P.

By: Summit Partners GE VIII, L.P., its General Partner

By: Summit Partners GE VIII, LLC, its
Managing Member

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

SUMMIT PARTNERS GROWTH EQUITY FUND VIII-B, L.P.

By: Summit Partners GE VIII, L.P., its General Partner

By: Summit Partners GE VIII, LLC, its Managing Member

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

SUMMIT INVESTORS I, LLC

By:	Summit Investors Management, LLC, its Manager

By: Summit Partners, L.P., its Manager

By: Summit Master Company, LLC its General Partner

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

SUMMIT INVESTORS I (UK), L.P.

By:	Summit Investors Management, LLC, its General Partner

By: Summit Partners, L.P., its Manager

By: Summit Master Company, LLC its General Partner

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

BLACK HORSE HOLDINGS, LLC

By:	/s/ Eric F. Scheuermann
Name: Eric. F. Scheuermann
Title: Managing Member

[Signature Page to Registration Rights Agreement]

TODD PEDERSEN

By:	/s/ Todd Pedersen

[Signature Page to Registration Rights Agreement]

THE PEDERSEN FAMILY TRUST

By:	/s/ Michael Cahill
Name: Michael Cahill
Title: Trustee

[Signature Page to Registration Rights Agreement]

ALEX DUNN

By:	/s/ Alex J. Dunn

[Signature Page to Registration Rights Agreement]

Exhibit A

Drawbridge Special Opportunities Fund LP

Fortress Mosaic Anchor LLC

Fortress Mosaic Investor LLC

Fortress Mosaic Sponsor LLC

Blackstone Capital Partners VI L.P.

Blackstone Family Investment Partnership VI – ESC L.P.

Blackstone Family Investment Partnership VI L.P.

Blackstone VNT Co-Invest L.P.

BCP Voyager Holdings LP

Mosaic Sponsor, LLC

Solamere V Investment, LLC

Rivendell Investments 2016-5 LLC

Summit Partners Growth Equity Fund VIII-A, L.P.

Summit Partners Growth Equity Fund VIII-B, L.P.

Summit Investors I, LLC

Summit Investors I (UK), L.P.

Black Horse Holdings, LLC

Todd Pedersen

The Pedersen Family Trust

Alex Dunn

Exhibit B

FORM OF JOINDER TO REGISTRATION RIGHTS AGREEMENT

[            ], 20

Reference is made to the Registration Rights Agreement, dated as of September 15, 2019, by and among Vivint Smart Home, Inc., Mosaic Acquisition Corp. and the Stockholders (as defined therein) from time to time party thereto (as amended from time to time, the “Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

Each of the Company and each undersigned holder of shares of the Company (each, a “New Stockholder”) agrees that this Joinder to the Registration Rights Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Stockholder hereby agrees to and does become party to the Registration Rights Agreement as a Stockholder and agrees that the registration rights granted under the Registration Rights Agreement supersede any registration, qualification or similar rights with respect to any of the shares of or any securities of the Company’s subsidiaries or parents, as applicable, granted under any other agreement, and any of such preexisting registration rights of New Stockholder are hereby terminated. This Joinder shall serve as a counterpart signature page to the Registration Rights Agreement and by executing below each undersigned New Stockholder is deemed to have executed the Registration Rights Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this joinder as of the date first set forth above.

[NEW STOCKHOLDER]

By:
Name:
Title

[COMPANY]

By:
Name:
Title:

Exhibit C

Registration Rights Agreement, dated as of April 25, 2016, among Vivint Smart Home, Inc. (f/k/a APX Parent Holdco, Inc.) and the other parties thereto

Registration Rights Agreement, dated as of October 18, 2017, among Mosaic Acquisition Corp., Mosaic Sponsor, LLC and Fortress Mosaic Sponsor LLC

Forward Purchase Agreement, dated as of September 26, 2017, among Mosaic Acquisition Corp., Mosaic Sponsor, LLC, Fortress Mosaic Sponsor LLC and the other parties thereto.